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May 11, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Laser Photonics, Inc.


We have read the statements included by Laser Photonics, Inc., and subsidiaries in the Registration Statement on Form S-1 (No. 333-44937), dated May 11, 2000, under the heading "Experts" in the related Prospectus regarding the recent change of auditors. We agree with such statements made regarding our firm.

/s/ HEIN + ASSOCIATES LLP
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HEIN + ASSOCIATES LLP
Orange, California